Exhibit 99.2

Quaker Houghton Third Quarter 2019 Results Investor Conference Call

Risks and Uncertainties Statement

On August 1, 2019, Quaker Chemical Corporation (the "Company", also known as Quaker Houghton) completed its combination with Houghton International, Inc. ("Houghton"), herein referred to as "the Combination". Therefore, two months of Houghton's operations are included in the Company's third quarter of 2019 results described in this presentation.

Regulation G

The attached charts include Company information that does not conform to generally accepted accounting principles ("GAAP"). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with the Company's most recent annual report filed on form 10-K, as amended by Form 10-K/A, as well as the third quarter earnings news release dated November 12, 2019, which has been furnished to the Securities and Exchange Commission ("SEC") on Form 8-K and the Company's Form 10-Q for the period ended September 30, 2019, which has been filed with the SEC.

Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, including but not limited to statements relating to the potential benefits of the Combination described above, our current and future results and plans, and statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that demand for the Company's products and services is largely derived from the demand for its customers' products, which subjects the Company to uncertainties related to downturns in a customer's business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Furthermore, the Company is subject to the same business cycles as those experienced by steel, automobile, aircraft, appliance, and durable goods manufacturers. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control. These risks, uncertainties, and possible inaccurate assumptions relevant to the Company's business could cause its results to differ materially from expected and historical results. Other factors beyond those discussed in this presentation could also adversely affect us, including, but not limited to the following related to the Combination:

- potential adverse effects on the Company's business, properties or operations caused by the implementation of the Combination;
- the Company's ability to promptly, efficiently and effectively integrate the operations of Houghton and Quaker Chemical;
- the ability to develop or modify financial reporting, information systems and other related financial tools to ensure overall financial integrity and adequacy of internal control procedures;
- the ability to identify and take advantage of potential synergies, including cost reduction opportunities, while maintaining legacy business and other related attributes, as well as the risk that the costs to achieve synergies may be more than anticipated;
- difficulties in managing a larger, combined company, addressing differences in business culture and retaining key personnel;
- risks related to each company's distraction from ongoing business operations due to the Combination; and,
- the outcome of any legal proceedings that may be instituted against the companies related to the Combination.

Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of our Form 10-K for the year ended December 31, 2018 as well as the proxy statement the company filed on July 31, 2017 and in our quarterly and other reports filed from time to time with the SEC. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

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©2019 Quaker Houghton. All Rights Reserved

Michael F. Barry Chairman of the Board, Chief Executive Officer & President Mary Dean Hall Senior Vice President, Chief Financial Officer & Treasurer Joseph Berquist Senior Vice President, Global Specialty Businesses & Chief Strategy Officer Shane Hostetter Vice President, Finance & Chief Accounting Officer ©2019 Quaker Houghton. All Rights Reserved 3 Speakers

©2019 Quaker Houghton. All Rights Reserved 4 Chairman Comments Third Quarter 2019 • Net sales negatively impacted by the compounding conditions of a weak global automotive market, a generally weaker industrial environment in most parts of the world, some customer inventory corrections in their markets and the continued strength of the U.S. dollar • Results positively impacted by gaining market share, achieving targeted gross margin and making good progress with our integration and related cost synergies • These positive contributions, along with the benefits of higher foreign exchange transaction gains, drove pro forma adjusted EBITDA growth of 3% quarter - over - quarter despite a 7% decrease in pro forma net sales Affirm 2019 Outlook and 2021 Expectations • Reaffirm previous guidance for the full year 2019 pro forma Quaker Houghton adjusted EBITDA; given Q3’19 results, the expected adjusted EBITDA range for Q4’19 is $52 million to $59 million • Expectations remain that by August 2021 the Company’s planned cost synergies will be achieved, Quaker Houghton will be a $300+ million adjusted EBITDA company on a going forward basis and the Company will be on track for organic growth of 2 to 4% above the market

©2019 Quaker Houghton. All Rights Reserved 5 Financial Highlights – Actual Results Third quarter of 2019 (inclusive of two months of Houghton’s results) • Net sales of $325.1 million increase 46% compared to prior year primarily due to Houghton • Excluding Houghton, net sales declined 7% due to lower volumes of 4%, negative foreign exchange translation of 2% and a decline in price and product mix of 1% • Gross profit increase of $24.0 million primarily due to Houghton but partially offset by a $10.2 million one - time expense related to Houghton’s inventory sold at its fair value due to purchase accounting • Excluding the purchase accounting adjustment, estimated gross margin of 35.5% decreased compared to 36.5% in the prior year due to lower gross margins in the Houghton business • SG&A increased $27.5 million due to additional Houghton SG&A, partially offset by lower SG&A on the decline in net sales, a benefit from foreign exchange translation and the initial benefits of realized cost savings associated with the Combination • Below operating income performance driven by higher other income due to a benefit from foreign exchange gains in the current quarter and higher equity earnings from Houghton’s Korean joint venture • Effective tax rates of 27.6% and 18.5% in Q3’19 and Q3’18, respectively, include the impact of certain non - deductible acquisition - related and other non - core costs; ETR without these would have been approximately 20% and 22%, respectively • Net loss of $13.1 million or $0.80 per diluted share compared to prior year net income of $19.7 million or $1.47 per diluted share, primarily due to Combination - related costs

©2019 Quaker Houghton. All Rights Reserved 6 Financial Highlights – Non - GAAP & Pro Forma Third quarter of 2019 Non - GAAP Results (inclusive of two months of Houghton’s results) • Non - GAAP EPS of $1.56 declined from $1.63 in the prior year impacted by the timing of the Combination’s close and related share count increase • Non - GAAP operating income increased to $34.5 million compared to $27.8 million in the prior year, primarily due to additional net sales and operating income from Houghton • Non - GAAP adjusted EBITDA increased to $51.4 million compared to $33.0 million in the prior year, primarily due to additional earnings from Houghton Pro forma Results (inclusive of three months of estimated Quaker Houghton’s results) • Pro forma net sales of approximately $386 million decreased 7% compared to approximately $417 million in the prior year, primarily due to similar negative volume and foreign exchange declines previously discussed in the actual comparisons • Pro forma adjusted EBITDA of approximately $61 million increased 3% compared to approximately $59 million in the prior year, primarily due to improved gross margin, lower SG&A and an increase in foreign exchange transaction gains, partially offset by lower net sales and the negative impact of foreign exchange translation

©2019 Quaker Houghton. All Rights Reserved 7 Financial Snapshot Third quarter of 2019 (dollars in millions unless otherwise noted) Q3 2019 Q3 2018 YTD 2019 YTD 2018 GAAP Net Sales $ 325.1 $ 222.0 $ 742.2 $ 656.0 Gross Profit 105.1 81.1 256.0 237.5 Operating (Loss) Income (14.5) 24.9 25.9 67.7 Net (Loss) Income (13.1) 19.7 16.4 51.7 (Loss) Earnings Per Share (0.80) 1.47 1.14 3.87 Non-GAAP Non-GAAP Operating Income $ 34.5 $ 27.8 $ 84.3 $ 80.1 Non-GAAP Operating Margin (%) 10.6% 12.5% 11.4% 12.2% Adjusted EBITDA 51.4 33.0 112.5 96.1 Adjusted EBITDA Margin (%) 15.8% 14.9% 15.2% 14.6% Non-GAAP Earnings Per Diluted Share 1.56 1.63 4.53 4.63 Pro Forma Sales Revenue $ 386 $ 417 $ 1,171 $ 1,255 Adjusted EBITDA 61 59 173 178 Adjusted EBITDA Margin (%) 16% 14% 15% 14%

©2019 Quaker Houghton. All Rights Reserved 8 Quaker Houghton’s Pro - Forma Adjusted EBITDA (dollars in millions) $215 $221 $236 $230 $200 $210 $220 $230 $240 2016 2017 2018 TTM Q3'19 Note: Estimated pro - forma adjusted EBITDA represents full year performance for both Quaker and Houghton and adjusts for divestit ure and other accounting adjustments during each respective period. See appendix for reconciliations. TTM Q3’19 and YTD Q3’19 adjusted EBITDA decreases due to lower volumes and FX, but Q3’19 up on improved gross margin and benefits from higher other income and equity income $59 $61 $40 $50 $60 $70 $80 Q3 '18 Q3 '19 $178 $173 $150 $160 $170 $180 $190 YTD Q3 '18 YTD Q3 '19

Leverage and Liquidity Update

- At close on August 1, 2019, net debt to pro forma TTM adjusted EBITDA estimated to be ~3.4x compared to ~3.3x as of September 30, 2019; Norman Hay acquisition increases leverage to ~3.5x initially
- Remain committed to de-levering to below 2.5x within 2 years after close
- Cash and cash equivalents on hand of $128 million and undrawn revolver of $290 million as of September 30, 2019 provide ample liquidity
- Cost of debt approximately 3.3% as of September 30, 2019
- Capex expected to be ~2% of sales in the first two years and ~1.5% of sales thereafter

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©2019 Quaker Houghton. All Rights Reserved

Update to Certain Accounting Adjustments and Other Financial Items

- Previously disclosed net sales decrease due to conforming of accounting policies including revenue recognition now estimated to be ~$15–$30 million; minimal impact to consolidated EBITDA
- Total depreciation and amortization expense estimate of ~$80 million per year, including ~$5 million due to estimated purchase accounting adjustments
- One-time expenses related to integration and achieving planned cost synergies estimated to be ~1x planned cost synergies (~$60 million); timing of one-time expenses will be front loaded in 2019 and 2020
- Interest expense of ~3.3% reduces combined interest cost by $20–25 million per year
- Tax rate estimates, excluding acquisition-related costs and other non-core items: Q4 2019: 23–25%; Full year 2019 and 2020: 22–24%
- Share count increased ~4.3 million shares to ~17.7 million shares

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Save the Date: December 11, 2019 New York Stock Exchange CONFIDENTIAL, DO NOT DISTRIBUTE

Appendix Reported Results

Non-GAAP and Pro Forma Measures

The information included in the attached charts includes non-GAAP (unaudited) financial information that includes EBITDA, adjusted EBITDA, non-GAAP operating income, non-GAAP earnings per diluted share and pro forma adjusted EBITDA. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they enhance a reader's understanding of the financial performance of the Company, are indicative of future operating performance of the Company, and facilitate a comparison among fiscal periods, as the non-GAAP financial measures exclude items that are not indicative of future operating performance or not considered core to the Company's operations. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.

The Company presents EBITDA which is calculated as net income attributable to the Company before depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies. The Company also presents adjusted EBITDA which is calculated as EBITDA plus or minus certain items that are not indicative of future operating performance or not considered core to the Company's operations. In addition, the Company presents non-GAAP operating income which is calculated as operating income plus or minus certain items that are not indicative of future operating performance or not considered core to the Company's operations. Adjusted EBITDA margin and non-GAAP operating margin are calculated as the percentage of adjusted EBITDA and non-GAAP operating income to consolidated net sales, respectively. The Company believes these non-GAAP measures provide transparent and useful information and are widely used by analysts, investors, and competitors in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.

Additionally, the Company presents non-GAAP earnings per diluted share as additional performance measures. Non-GAAP earnings per diluted share is calculated as non-GAAP net income per diluted share as accounted for under the "two-class share method." The Company believes that non-GAAP earnings per diluted share provide transparent and useful information and are widely used by analysts, investors, and competitors in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.

During the first quarter of 2019, the Company updated its calculation methodology to include the use of interest expense net of interest income in the reconciliation of EBITDA and adjusted EBITDA, compared to its historical use of only interest expense, and also to include the non-service component of the Company's pension and postretirement benefit costs in the reconciliation of adjusted EBITDA and non-GAAP earnings per diluted share. Prior year amounts have been recast for comparability purposes and the change in calculation methodology does not produce materially different results. The Company believes these updated calculations better reflect its underlying operating performance and better aligns the Company's calculations to those commonly used by analysts, investors, and competitors in our industry.

As it relates to the Company's forward looking guidance for the fourth quarter of 2019 and other forward-looking guidance, the Company has not provided guidance for GAAP measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measures without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items the Company may record that could materially impact net income, such as Combination and other acquisition-related expenses and restructuring expenses, as well as income taxes. These items are uncertain, depend on various factors, and could have a material impact on the U.S. GAAP reported results for the guidance period.

In addition, the Company has provided certain unaudited pro forma financial information in the attached charts. The unaudited pro forma financial information is based on the historical consolidated financial statements and results of both Quaker, as reported, and Houghton, and has been prepared to illustrate the effects of the Combination. The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of Quaker Houghton's past results of operations, nor is it indicative of the future operating results of Quaker Houghton and should not be considered a substitute for the financial information presented in accordance with GAAP.

The following charts should be read in conjunction with the Company's third quarter earnings news release dated November 12, 2019, which has been furnished to the Securities and Exchange Commission ("SEC") on Form 8-K and the Company's Form 10-Q for the period ended September 30, 2019, which has been filed with the SEC. These documents may contain additional explanatory language and information regarding certain of the items included in the following reconciliations.

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©2019 Quaker Houghton. All Rights Reserved

©2019 Quaker Houghton. All Rights Reserved 14 Non - GAAP Operating Income Reconciliation (dollars in thousands unless otherwise noted) Q3 2019 Q3 2018 YTD 2019 YTD 2018 Operating (loss) income (14,502)$ 24,919$ 25,858$ 67,713$ Fair value step up of Houghton inventory sold 10,214 - 10,214 - Houghton combination and other acquisition-related expenses 14,702 2,904 23,789 12,404 Restructuring expense 24,045 - 24,045 - Charges related to the settlement of a non-core equipment sale - - 384 - Non-GAAP operating income 34,459$ 27,823$ 84,290$ 80,117$ Non-GAAP operating margin (%) 10.6% 12.5% 11.4% 12.2%

©2019 Quaker Houghton. All Rights Reserved 15 Adjusted EBITDA Reconciliation (dollars in thousands unless otherwise noted) Q3 2019 Q3 2018 YTD 2019 YTD 2018 Net (loss) income attributable to Quaker Chemical Corporation (13,053)$ 19,690$ 16,382$ 51,668$ Depreciation and amortization 14,312 4,883 24,014 14,911 Interest expense, net 6,102 989 7,611 3,223 Taxes on income before equity in net income of associated companies (5,633) 4,330 4,096 13,554 EBITDA 1,728 29,892 52,103 83,356 Equity income in a captive insurance company (524) (440) (1,260) (1,083) Fair value step up of Houghton inventory sold 10,214 - 10,214 - Houghton combination and other acquisition- related expenses 14,702 2,904 23,789 11,794 Restructuring expense 24,045 - 24,045 - Pension and postretirement benefit costs, non-service components 513 568 2,304 1,713 Charges related to the settlement of a non-core equipment sale - - 384 - Gain on liquidation of an inactive legal entity - (446) - (446) Currency conversion impacts of hyper-inflationary economies 728 520 891 764 Adjusted EBITDA 51,406$ 32,998$ 112,470$ 96,098$ Adjusted EBITDA Margin (%) 15.8% 14.9% 15.2% 14.6%

©2019 Quaker Houghton. All Rights Reserved 16 Non - GAAP EPS Reconciliation Q3 2019 Q3 2018 YTD 2019 YTD 2018 GAAP (loss) earnings per diluted share (0.80)$ 1.47$ 1.14$ 3.87$ Equity income in a captive insurance company per diluted share (0.03) (0.03) (0.09) (0.08) Fair value step up of Houghton inventory sold per diluted share 0.47 - 0.53 - Houghton combination and other acquisition-related expenses per diluted share 0.75 0.23 1.50 0.89 Restructuring expense per diluted share 1.13 - 1.28 - Transition tax adjustments per diluted share (0.03) (0.08) (0.03) (0.17) Pension and postretirement benefit costs, non-service components per diluted share 0.02 0.03 0.12 0.09 Charges related to the settlement of a non-core equipment sale per diluted share - - 0.02 - Gain on liquidation of an inactive legal entity per diluted share - (0.03) - (0.03) Currency conversion impacts of hyper-inflationary economies per diluted share 0.05 0.04 0.06 0.06 Non-GAAP earnings per diluted share 1.56$ 1.63$ 4.53$ 4.63$

©2019 Quaker Houghton. All Rights Reserved 17 Segment Performance (dollars in thousands) Q3 2019 Q3 2018 YTD 2019 YTD 2018 Net sales Americas 116,710$ 77,374$ 260,682$ 225,115$ EMEA 82,468 51,346 184,280 164,753 Asia/Pacific 74,266 49,928 165,234 143,388 Global Specialty Businesses 51,686 43,374 132,013 122,783 Total net sales 325,130$ 222,022$ 742,209$ 656,039$ Segment operating earnings Americas 23,880$ 16,998$ 52,235$ 47,877$ EMEA 13,370 8,592 31,232 28,102 Asia/Pacific 20,404 14,012 45,375 39,631 Global Specialty Businesses 14,983 12,215 36,100 33,224 Total segment operating earnings 72,637 51,817 164,942 148,834 Combination and other acquisition-related expenses (14,702) (2,904) (23,789) (12,404) Restructuring and related activities (24,045) - (24,045) - Fair value step up of Houghton inventory sold (10,214) - (10,214) - Non-operating and administrative expenses (29,123) (22,064) (68,266) (63,044) Depreciation of corporate assets and amortization (9,055) (1,930) (12,770) (5,673) Operating (Loss) Income (14,502) 24,919 25,858 67,713 Other income (expense), net 203 (523) (389) (631) Interest expense, net (6,102) (989) (7,611) (3,223) (Loss) Income before taxes and equity in net income of associated companies (20,401)$ 23,407$ 17,858$ 63,859$

Appendix Pro Forma Results

Q3 2019 Pro Forma Reconciliations

(dollars in millions)

	QTD September 2019				
	As Reported	Houghton	Divestitures	Other (a)	Pro Forma*
Net sales	$ 325	$ 72	$ (9)	$ (2)	$ 386
Net (Loss) Income Attributable to Quaker Houghton	$ (13)	$ (7)	$ (1)	$ 2	$ (20)
Depreciation and Amortization	14	4	-	0	19
Interest Expense, Net	6	5	-	(2)	9
Taxes on (Loss) Income (b)	(6)	4	(0)	0	(2)
EBITDA*	2	6	(1)	0	7
Equity Income in a Captive Insurance Company	(1)	-	-	-	(1)
Fair Value Step Up of Houghton Inventory Sold	10	-	-	-	10
Combination and Other Acquisition-Related Expenses	15	40	-	-	55
Restructuring Expenses	24	-	-	-	24
Gain on Sale of Divested Assets	-	(35)	-	-	(35)
Pension and Postretirement Benefit Costs, Non-Service Components	1	(0)	-	-	0
Other Addbacks (c)	1	0	-	-	1
Adjusted EBITDA*	$ 51	$ 11	$ (1)	$ 0	$ 61
Adjusted EBITDA Margin* (%)	16%	15%	13%	-5%	16%

* Certain amounts may not calculate due to round, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increased to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to the Divestiture and Other reflect each tax effected at the U.S. tax rate of 21%.

(c) Other addbacks include currency conversion impacts on hyper-inflationary economies.

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©2019 Quaker Houghton. All Rights Reserved

Q3 2018 Pro Forma Reconciliations

(dollars in millions)

	QTD September 2018				
	As Reported	Houghton	Divestitures	Other (a)	Pro Forma*
Net sales	$ 222	$ 213	$ (13)	$ (5)	$ 417
Net Income Attributable to Quaker Houghton	$ 20	$ 1	$ (3)	$ 4	$ 23
Depreciation and Amortization	5	13	-	1	19
Interest Expense, Net	1	14	-	(6)	9
Taxes on Income (b)	4	(3)	(1)	1	2
EBITDA*	30	26	(3)	0	53
Equity Income in a Captive Insurance Company	(0)	-	-	-	(0)
Combination and Other Acquisition-Related Expenses	3	3	-	-	5
Restructuring Expenses	-	0	-	-	0
Pension and Postretirement Benefit Costs, Non-Service Components	1	(1)	-	-	0
Affiliate Management Fees	-	1	-	-	1
Other Addbacks (c)	0	1	-	-	1
Adjusted EBITDA*	$ 33	$ 29	$ (3)	$ 0	$ 59
Adjusted EBITDA Margin* (%)	15%	14%	25%	-4%	14%

* Certain amounts may not calculate due to round, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increased to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to the Divestiture and Other reflect each tax effected at the U.S. tax rate of 21%.

(c) Other addbacks include currency conversion impacts on hyper-inflationary economies, a gain on the liquidation of an inactive legal entity and charges related to non-recurring non-income tax and VAT charges.

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YTD September 2019 Pro Forma Reconciliations

(dollars in millions)

	YTD September 2019				
	As Reported	Houghton	Divestitures	Other (a)	Pro Forma*
Net sales	$ 742	$ 475	$ (34)	$ (13)	$ 1,171
Net Income Attributable to Quaker Houghton	$ 16	$ (3)	$ (6)	$ 9	$ 16
Depreciation and Amortization	24	31	-	3	58
Interest Expense, Net	8	33	-	(14)	26
Taxes on Income (b)	4	(1)	(2)	3	4
EBITDA*	52	60	(8)	1	104
Equity Income in a Captive Insurance Company	(1)	-	-	-	(1)
Fair Value Step Up of Houghton Inventory Sold	10	-	-	-	10
Combination and Other Acquisition-Related Expenses	24	44	-	-	68
Restructuring Expenses	24	(0)	-	-	24
Gain on Sale of Divested Assets	-	(35)	-	-	(35)
Pension and Postretirement Benefit Costs, Non-Service Components	2	(0)	-	-	2
Other Addbacks (c)	1	0	-	-	1
Adjusted EBITDA*	$ 112	$ 68	$ (8)	$ 1	$ 173
Adjusted EBITDA Margin* (%)	15%	14%	24%	-4%	15%

* Certain amounts may not calculate due to round, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increased to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to the Divestiture and Other reflect each tax effected at the U.S. tax rate of 21%.

(c) Other addbacks include currency conversion impacts on hyper-inflationary economies and charges related to the settlement of a non-core equipment sale.

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YTD September 2018 Pro Forma Reconciliations

(dollars in millions)

	YTD September 2018				
	As Reported	Houghton	Divestitures	Other (a)	Pro Forma*
Net sales	$ 656	$ 654	$ (40)	$ (15)	$ 1,255
Net Income Attributable to Quaker Houghton	$ 52	$ 5	$ (8)	$ 12	$ 60
Depreciation and Amortization	15	41	-	4	60
Interest Expense, Net	3	42	-	(19)	26
Taxes on Income (b)	14	(2)	(2)	3	13
EBITDA*	83	85	(10)	1	159
Equity Income in a Captive Insurance Company	(1)	-	-	-	(1)
Combination and Other Acquisition-Related Expenses	12	5	-	-	17
Restructuring Expenses	-	0	-	-	0
Pension and Postretirement Benefit Costs, Non-Service Components	2	(1)	-	-	0
Affiliate Management Fees	-	2	-	-	2
Other Addbacks (c)	0	1	-	-	1
Adjusted EBITDA*	$ 96	$ 91	$ (10)	$ 1	$ 178
Adjusted EBITDA Margin* (%)	15%	14%	25%	-4%	14%

* Certain amounts may not calculate due to round, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increased to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to the Divestiture and Other reflect each tax effected at the U.S. tax rate of 21%.

(c) Other addbacks include currency conversion impacts on hyper-inflationary economies, a gain on the liquidation of an inactive legal entity and charges related to non-recurring non-income tax and VAT charges.

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Full Year 2016 Pro Forma Reconciliation

(dollars in millions)

	2016				
	As Reported	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income Attributable to Quaker Houghton	$ 61	$ (37)	$ (8)	$ 7	$ 23
Depreciation and Amortization	20	55	-	5	80
Interest Expense, Net	1	51	-	(14)	37
Taxes on Income (b)	23	(5)	(2)	2	18
EBITDA*	105	64	(10)	0	158
Equity Income in a Captive Insurance Company	(2)	-	-	-	(2)
Combination and Other Acquisition-Related Expenses	2	3	-	-	5
Pension and Postretirement Benefit Costs, Non-Service Components	2	(1)	-	-	1
Cost Reduction Activities	-	4	-	-	4
Impairment of Goodwill and Intangible Assets	-	41	-	-	41
Affiliate Management Fees	-	2	-	-	2
Non-Income Tax Settlement Expense	-	2	-	-	2
Full-Year Impact of Wallover Acquisition	-	3	-	-	3
Other Addbacks (c)	(0)	1	-	-	1
Adjusted EBITDA*	$ 107	$ 119	$ (10)	$ 0	$ 215
Adjusted EBITDA Margin* (%)	14%	16%	22%	0%	15%

* Certain amounts may not calculate due to round, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on Income related to the Divestitures and Other, as described above, each tax effected at the U.S. tax rate of 21%.

(c) Other Addbacks includes a charge related to a legal settlement, a charge related to inventory fair value adjustments in the Wallover acquisition, offset by a gain on the sale of an asset, currency conversion impacts of hyper-inflationary economies and a restructuring credit.

Quaker Houghton. Forward Together

23

©2019 Quaker Houghton. All Rights Reserved

Full Year 2017 Pro Forma Reconciliation

(dollars in millions)

	2017				
	As Reported	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income Attributable to Quaker Houghton	$ 20	$ (47)	$ (9)	$ 9	$ (26)
Depreciation and Amortization	20	55	-	5	80
Interest Expense, Net	1	51	-	(16)	37
Taxes on Income (b)	42	42	(2)	2	84
EBITDA*	83	102	(11)	0	175
Equity Income in a Captive Insurance Company	(3)	-	-	-	(3)
Combination and Other Acquisition-Related Expenses	30	10	-	-	40
Pension and Postretirement Benefit Costs, Non-Service Components	4	(1)	-	-	4
Cost Reduction Activities	0	2	-	-	2
Loss on Disposal of Held-for-Sale Asset	0	-	-	-	0
Insurance Insolvency Recovery	(1)	-	-	-	(1)
Affiliate Management Fees	-	2	-	-	2
Non-Income Tax Settlement Expense	-	1	-	-	1
Other Addbacks (c)	0	0	-	-	1
Adjusted EBITDA*	$ 115	$ 116	$ (11)	$ 0	$ 221
Adjusted EBITDA Margin* (%)	14%	15%	20%	0%	14%

* Certain amounts may not calculate due to round, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on Income related to the Divestitures and Other, as described above, each tax effected at the U.S. tax rate of 21%.

(c) Other Addbacks includes charges related to inventory fair value adjustments in the Wallover acquisition, currency conversion impacts of hyper-inflationary economies and other non-recurring charges.

Quaker Houghton. Forward Together

24

©2019 Quaker Houghton. All Rights Reserved

Full Year 2018 Pro Forma Reconciliation

(dollars in millions)

	2018				
	As Reported	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income Attributable to Quaker Houghton	$ 59	$ 0	$ (9)	$ 15	$ 66
Depreciation and Amortization	20	54	-	5	80
Interest Expense, Net	4	56	-	(25)	35
Taxes on Income (b)	25	3	(2)	4	30
EBITDA*	108	114	(12)	0	210
Equity Income in a Captive Insurance Company	(1)	-	-	-	(1)
Combination and Other Acquisition-Related Expenses	16	7	-	-	23
Pension and Postretirement Benefit Costs, Non-Service Components	2	(2)	-	-	1
Cost Reduction Activities	-	0	-	-	0
Currency Conversion Impacts of Hyper-Inflationary Economies	1	0	-	-	1
Affiliate Management Fees	-	2	-	-	2
Other Addbacks (c)	(1)	0	-	-	(0)
Adjusted EBITDA*	$ 126	$ 122	$ (12)	$ 0	$ 236
Adjusted EBITDA Margin* (%)	14%	15%	23%	0%	14%

* Certain amounts may not calculate due to round, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on Income related to the Divestitures and Other, as described above, each tax effected at the U.S. tax rate of 21%.

(c) Other Addbacks includes charges related to non-recurring non-income tax and VAT charges, an insurance insolvency recovery and a gain on the liquidation of an inactive legal entity.

Quaker Houghton. Forward Together

25

©2019 Quaker Houghton. All Rights Reserved

TTM Q3 '19 Pro Forma Reconciliation

(dollars in millions)

	TTM Q3 2019				
	As Reported	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income Attributable to Quaker Houghton	$ 24	$ (7)	$ (9)	$ 13	$ 21
Depreciation and Amortization	29	44	-	5	78
Interest Expense, Net	8	48	-	(21)	35
Taxes on Income (b)	16	4	(2)	4	21
EBITDA*	77	89	(11)	0	154
Equity Income in a Captive Insurance Company	(1)	-	-	-	(1)
Fair Value Step Up of Houghton Inventory Sold	10	-	-	-	10
Combination and Other Acquisition-Related Expenses	28	46	-	-	74
Restructuring Expenses	24	(0)	-	-	24
Gain on Sale of Divested Assets	-	(35)	-	-	(35)
Pension and Postretirement Benefit Costs, Non-Service Components	3	(0)	-	-	2
Affiliate Management Fees	-	1	-	-	1
Other Addbacks (c)	1	(0)	-	-	1
Adjusted EBITDA*	$ 142	$ 99	$ (11)	$ 0	$ 230
Adjusted EBITDA Margin* (%)	15%	15%	25%	0%	15%

* Certain amounts may not calculate due to round, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increased to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to the Divestiture and Other reflect each tax effected at the U.S. tax rate of 21%.

(c) Other addbacks include insurance insolvencies, currency conversion impacts on hyper-inflationary economies, and a gain on the liquidation of an inactive legal entity.

Quaker Houghton.
Forward Together

26

©2019 Quaker Houghton. All Rights Reserved